SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  May 13, 2005

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
(Address of principal executive offices)

26034
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8300

N/A
(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                              Entry into a Material Definitive Agreement

On May13, 2005, the Registrant and Edson R. Arneault, the CEO, President and Chairman of the Board of the Registrant, entered into the Second Amendment to Employment Agreement of Mr. Arneault’s providing for certain amendments of Mr. Arneault’s Employment Agreement, including without limitation, provisions regarding conformity with Section 409(A) of the Internal Revenue Code of 1986, as amended (“the Code”), and Mr. Arneault’s annual bonus, long-term performance bonus and deferred compensation trust as set forth in such Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.  The members of the Compensation Committee of the Registrant’s Board of Directors executed the Amendment on behalf of the Registrant.

On May 13, 2005, the Registrant and Mr. Arneault entered into an Amendment to Deferred Compensation Agreement.  The Amendment provided certain amendments to Mr. Arneault’s Deferred Compensation Agreement including without limitation, conformity with Section 409(A) of the Code as set forth in such Amendment, a copy of which is attached as Exhibit 10.2, and is incorporated herein by reference.  The members of the Compensation Committee of the Registrant’s Board of Directors executed the Amendment on behalf of the Registrant.

Item 9.01                                                 Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits:

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement by and between the Registrant and Edson R. Arneault executed by the Registrant’s Compensation Committee on May 13, 2005.

10.2	Amendment to Deferred Compensation Agreement by and between the Registrant and Edson R. Arneault executed by the Registrant’s Compensation Committee on May13, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr. Chief Financial Officer

Date: May 16, 2005